As filed with the Securities and Exchange Commission on August 8, 2000

                                                      Registration No. 333-33718

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                               ----------------

                          POST-EFFECTIVE AMENDMENT NO.1
                                       TO
                                    FORM S-3
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933
                               ----------------

                                   THCG, INC.
            (Exact name of registrant as specified in its charter)

     Delaware                             7320                    87-0415597
(State or other jurisdiction of (Primary Standard Industrial (I.R.S. Employer incorporation or organization) Classification Code Number) Identification No.)

                         650 Madison Avenue, 21st Floor
                            New York, New York 10022
                                 (212) 223-0440
               (Address, including zip code, and telephone number,
        including area code, of registrant's principal executive offices)
                                ----------------

                                 JOSEPH D. MARK
                         650 Madison Avenue, 21st Floor
                            New York, New York 10022
                                 (212) 223-0440
            (Name, address, including zip code, and telephone number,
                   including area code, of agent for service)
                                -----------------

                                   COPIES TO:

                             PETER S. KOLEVZON, ESQ.
                       Kramer Levin Naftalis & Frankel LLP
                                919 Third Avenue
                            New York, New York 10022
                                 (212) 715-9100

      Approximate date of commencement of proposed sale to the public: As soon as practicable after the effective date of this Registration Statement.

      If the securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. [ ]

      If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, as amended (the "Securities Act"), check the following box. [X]

      If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ] _______

      If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering: [ ] _______

      If the delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [ ]

                                EXPLANATORY NOTE

      THCG, Inc. (the "Registrant") has filed a Registration Statement on Form S-3 (Registration No. 333-33718) (the "Registration Statement") which originally registered 907,556 shares of common stock, par value $0.01 per share, of the Registrant for sale by the selling stockholders named therein. The offering contemplated by the Registration Statement terminated on August 7, 2000. Pursuant to the undertaking contained in the Registration Statement, the Registrant is filing this post-effective amendment to deregister such number of shares originally registered by the Registration Statement as remained unsold as of the termination of the offering.


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

                                   SIGNATURES

      Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Post-Effective Amendment No. 1 to this Registration Statement on Form S-3 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York, on August 8, 2000.

                                    THCG, INC.

                                    By: /s/ Joseph D. Mark
                                       ----------------------------------------
                                    Name:  Joseph D. Mark
                                    Title: Co-Chairman of the Board of Directors
                                           and Chief Executive Officer


      Pursuant to the requirements of the Securities Act of 1933, this Post-Effective Amendment No. 1 to this Registration Statement on Form S-3 has been signed by the following persons in the capacities and on the dates indicated.


            Signature                        Title(s)                   Date
            ---------                        --------                   ----

/s/ Joseph D. Mark                  Co-Chairman of the Board      August 8, 2000
----------------------              of Directors, Chief
Joseph D. Mark                      Executive Officer
                                    (Principal Executive
                                    Officer) and Director

/s/ Adi Raviv                       Co-Chairman of the Board      August 8, 2000
-----------------------             of Directors, Chief
Adi Raviv                           Financial Officer
                                    (Principal Financial and
                                    Accounting Officer) and
                                    Director

---------------------
Keith Abell                         Director                      August 8, 2000

        *
---------------------
Gene E. Burleson                    Director                      August 8, 2000

        *
---------------------
Burton W. Kanter                    Director                      August 8, 2000

        *
---------------------
Joel S. Kanter
                                    Director                      August 8, 2000
        *
---------------------
Henry Klein                         Director                      August 8, 2000

        *
---------------------
Evan Marks                          Director                      August 8, 2000

        *
---------------------
Larry Smith                         Director                      August 8, 2000

        *
---------------------
Stanley B. Stern                    Director                      August 8, 2000



* By: /s/ Adi Raviv
      ---------------
      Adi Raviv
      Attorney-in-Fact


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